As filed with the Securities and Exchange Commission on February 7, 2000

                                                              File No. 333-22463

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       To
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                             Trigon Healthcare, Inc.
             (Exact name of registrant as specified in its charter)

             VIRGINIA                                     54-1773225
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of Incorporation or organization)

                2015 Staples Mill Road, RICHMOND, VIRGINIA 23230
                                 (804) 354-7000
           (Address of principal executive office, including zip code)

                            EMPLOYEES' THRIFT PLAN OF
                          TRIGON BLUE CROSS BLUE SHIELD

                          TRIGON BLUE CROSS BLUE SHIELD
                             401(K) RESTORATION PLAN
                            (Full Title of the Plans)

Copies of all communications, including communications sent to agent for service, should be sent to:

R. Gordon Smith, Esq.                             J. Christopher Wiltshire, Esq.
McGuire, Woods, Battle & Boothe, LLP              Trigon Healthcare, Inc.
One James Center                                  Legal Department
901 East Cary Street                              2015 Staples Mill Road
Richmond, Virginia 23219                          Richmond, Virginia 23230
(804) 775-1000                                    (804) 354-7284

This Registration Statement No. 333-22463 (the "Registration Statement") registered an aggregate of 1,000,000 shares of Class A Common Stock, par value $0.01 per share, and associated participation interests in Trigon Blue Cross Blue Shield 401(k) Restoration Plan (collectively, the "Securities"), of Trigon Healthcare, Inc. (the "Registrant"). This Post-Effective Amendment is being filed to add to the Registration Statement an indeterminate amount of interests to be offered or sold pursuant to the Employees' Thrift Plan of Trigon Blue Cross Blue Shield.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on the 4th day of February, 2000.

                                           TRIGON HEALTHCARE, INC.

                                           By  /s/ Thomas R. Byrd
                                             ----------------------------------
                                                Thomas R. Byrd
                                                Senior Vice President and Chief
                                                Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated or by the agent for service pursuant to a power of attorney granted in the Registration Statement.

             Signature                             Title                                 Date
             ---------                             -----                                 ----
                *                                  Chairman of the Board                 February 4, 2000
--------------------------------------
     Norwood H. Davis, Jr.

                *                                  Director                              February 4, 2000
--------------------------------------
     Lenox D. Baker, Jr., M.D.

                *                                  Director                              February 4, 2000
--------------------------------------
     James K. Candler


                                                  2

                *                                  Director                              February 4, 2000
--------------------------------------
     Robert M. Freeman

                *                                  Director                              February 4, 2000
--------------------------------------
     William R. Harvey

                *                                  Director                              February 4, 2000
--------------------------------------
     Donald B. Nolan, M.D.

                *                                  Director                              February 4, 2000
--------------------------------------
     William N. Powell

                *                                  Director                              February 4, 2000
--------------------------------------
     J. Carson Quarles

                *                                  Director                              February 4, 2000
--------------------------------------
     R. Gordon Smith

                *                                  Director                              February 4, 2000
--------------------------------------
     Jackie M. Ward

                *                                  Director                              February 4, 2000
--------------------------------------
     Stirling L. Williamson, Jr.


/s/ Thomas R. Byrd                                 Principal Accounting Officer          February 4, 2000
--------------------------------------
     Thomas R. Byrd

*By: /s/ J. Christopher Wiltshire
    ----------------------------------
    J. Christopher Wiltshire
    Attorney-in-Fact

         Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on the 4th day of February 2000.



                                            TRIGON BLUE CROSS BLUE SHIELD
                                            401(K) RESTORATION PLAN


                                            By: /s/ Ronald M. Nash
                                               ----------------------
                                                     Ronald M. Nash


                                            EMPLOYEES' THRIFT PLAN OF TRIGON
                                            BLUE CROSS BLUE SHIELD


                                            By: /s/ Ronald M. Nash
                                               ----------------------
                                                     Ronald M. Nash





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